Exhibit 5.1

[Calfee, Halter & Griswold LLP Letterhead]

August 16, 2022
Invacare Corporation
One Invacare Way
Elyria, Ohio 44035

Re:    Invacare Corporation Registration Statement on Form S-3

Ladies and Gentlemen:
We have acted as counsel to Invacare Corporation, an Ohio corporation (the “Company”), in connection with filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration for resale of up to 32,402,336 common shares of the Company, without par value (the “Common Shares”), which is the maximum number of shares issuable upon the conversion of up to (i) $20,739,000 aggregate principal amount of the Company’s 5.68% Senior Secured Convertible Notes due 2026, Tranche I (the “Tranche I Notes”) and (ii) $20,736,000 aggregate principal amount of the Company’s 5.68% Senior Secured Convertible Notes due 2026, Tranche II (the “Tranche II Notes” and, together with the Tranche I Notes, the “2026 Secured Notes”) held by the certain persons identified in the Registration Statement as selling shareholders (the “Note Conversion Shares”). The 2026 Secured Notes were issued by the Company pursuant to:
(i)that certain indenture, dated as of July 26, 2022 (the “Tranche I Indenture”), by and among the Company, the guarantors party thereto, Computershare Trust Company, N.A., as trustee (the “Trustee”), and GLAS Corporation Limited, as notes collateral agent (the “Collateral Agent”);
(ii)that certain indenture, dated as of July 26, 2022 (the “Tranche II Indenture” and, together with the Tranche I Indenture, the “Indentures”), by and among the Company, the guarantors party thereto, the Trustee and the Collateral Agent; and
(iii)those certain exchange agreements by and between the Company and funds managed by Highbridge Capital Management LLC (such funds, collectively, the “Investors”), each dated as of July 26, 2022 (collectively, the “Exchange Agreements”).
In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of the Registration Statement, the Prospectus included in the Registration Statement, the Company’s Second Amended and Restated Articles of Incorporation, as amended, and Second Amended and Restated Code of Regulations, as amended, each as currently in effect, the Indentures, the Exchange Agreements and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render these opinions. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and others.
Our opinion is expressed only with respect to the laws of the State of Ohio. We express no opinion as to the effect or applicability of the laws of any other jurisdiction and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.
Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the Note Conversion Shares, when (i) issued upon conversion of the Tranche I Notes in accordance with the terms of the Tranche I Notes and (ii) issued upon conversion of the Tranche II Notes in accordance with the terms of the Tranche II Notes, will be validly issued, fully paid and nonassessable.
We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the Prospectus included in the Registration Statement. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Calfee, Halter & Griswold LLP

CALFEE, HALTER & GRISWOLD LLP

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